Exhibit 99.1

Union Pacific Reports First Quarter 2026 Results
•Diluted earnings per share (EPS) of $2.87 and adjusted diluted EPS* of $2.93
•Operating ratio (OR) of 60.5% and adjusted OR* of 59.9%
•Freight revenue increased 4%

Omaha, Neb., April 23, 2026 – Union Pacific Corporation (NYSE: UNP) today reported 2026 first quarter net income of $1.7 billion, or $2.87 per diluted share. Results include merger costs of $36 million, or $0.06 per diluted share. Adjusted 2026 first quarter net income* of $1.7 billion, or $2.93 per diluted share* compares to 2025 first quarter net income of $1.6 billion, or $2.70 per diluted share.
"Our safety, service, and operating momentum continued in the first quarter as we further challenged 'what's possible' from our great railroad," said Jim Vena, Union Pacific Chief Executive Officer. "We grew reported net income 5%, increased earnings per share 6%, and improved our operating ratio. As we advance through the regulatory process to create America’s first transcontinental railroad, we have a solid foundation for another year of industry-leading results."
First Quarter Summary: 2026 vs. 2025
Financial Results: Record First Quarter Operating Revenue, Operating Income, Net Income, Freight Revenue, and Freight Revenue excluding Fuel Surcharge
•Operating revenue of $6.2 billion grew 3% driven by core pricing gains, fuel surcharge revenue, and business mix partially offset by 1% fewer carloads and lower other revenue.
•Freight revenue increased 4% and freight revenue excluding fuel surcharge grew 3%.
•Reported operating ratio was 60.5%, an improvement of 20 basis points. Adjusted operating ratio* was 59.9%, an improvement of 80 basis points.

Operating Results: Best Ever Quarter for Terminal Dwell and Locomotive Productivity; Best First Quarter for Freight Car Velocity, Train Length, Workforce Productivity, and Fuel Consumption Rate
•Reportable personal injury rate and reportable derailment rate both improved.
•Freight car velocity was 235 daily miles per car, a 9% increase.
•Average terminal dwell was 19.7 hours, an 11% improvement.
•Locomotive productivity was 144 gross ton-miles (GTMs) per horsepower day, a 6% increase.
•Fuel consumption rate was 1.064, measured in gallons of fuel per thousand GTMs, a 4% improvement.
•Workforce productivity was 1,163 car miles per employee, a 7% increase.
*    See attached supplemental schedule of non-GAAP measures for a reconciliation to GAAP.
-more-

On Track With Investor Day Targets
•2026 Outlook Affirmed:
◦Meeting customer demand with strong service; muted economic forecast.
◦Pricing dollars in excess of inflation dollars.
◦Reported earnings per share growth of mid-single digit; consistent with attaining 3-year CAGR target of high-single to low-double digit through 2027.
◦Operating ratio improvement; industry-leading operating ratio and return on invested capital.
◦Continued strong cash generation.
◦Capital allocation:
- Capital plan of $3.3 billion.
- Consistent annual dividend increases.

First Quarter 2026 Earnings Conference Call

Union Pacific will webcast its first quarter 2026 earnings release presentation live at www.up.com/investor and via teleconference on Thursday, April 23, 2026, at 8:45 a.m. Eastern Time. Participants may join the conference call by dialing 877-407-8293 (or for international participants, 201-689-8349).

ABOUT UNION PACIFIC
Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable, and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.
Union Pacific Investor contact: Diana Prauner at 402-544-4227 or dprauner@up.com
Union Pacific Media contact: Kristen South at 402-544-3435 or kmsouth@up.com
Supplemental financial information is attached.

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Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s (or, as it relates to the Transaction (as defined below), the combined company of Norfolk Southern and Union Pacific (referred to hereinafter as the combined company) actual results, levels of activity, performance, or achievements or those of the railroad industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” “estimate,” “intend,” “plan,” “pro forma,” or any variations or other comparable terminology.
While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs and projections they view as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to, in addition to factors disclosed in the Company’s, as well as Norfolk Southern’s (as it relates to the proposed combination of it with the Company) respective filings with the U.S. Securities and Exchange Commission (the “SEC”): the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between the Company and Norfolk Southern providing for the acquisition of Norfolk Southern by Union Pacific (the “Transaction”); the risk that potential legal proceedings may be instituted against the Company or Norfolk Southern and result in significant costs of defense, indemnification or liability; the possibility that the Transaction does not close when expected or at all because required Surface Transportation Board or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Transaction, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of changes in, or problems arising from, general economic and market conditions, tariffs, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the Company and Norfolk Southern operate; disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; the costs associated with the anticipated length of time of the pendency of the Transaction, including the restrictions contained in the definitive merger agreement on the ability of the Company and Norfolk Southern, respectively, to operate their respective businesses outside the ordinary course during the pendency of the Transaction; the diversion of the Company’s and Norfolk Southern’s management’s attention and time from ongoing business operations and opportunities on merger-related matters; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of the Company’s or Norfolk Southern’s customers, suppliers, employees, labor unions or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by the Company’s issuance of additional shares of its common stock in connection with the consummation of the Transaction; the risk of a downgrade of the credit rating of the Company’s indebtedness, which could give rise to an obligation to redeem existing indebtedness; a material adverse change in the financial condition of the Company, Norfolk Southern or the combined company; changes in domestic or international economic, political or business conditions, including those impacting the transportation industry (including customers, employees and supply chains); the Company’s, Norfolk Southern’s and the combined company’s ability to successfully implement its respective operational, productivity, and strategic initiatives; a significant adverse event on the Company’s or Norfolk Southern’s network, including, but not limited to, a mainline accident, discharge of hazardous materials, or climate-related or other network outage; the outcome of claims, litigation, governmental proceedings and investigations involving the Company or Norfolk Southern, including, in the case of Norfolk Southern, those with respect to the Eastern Ohio incident; the nature and extent of Norfolk Southern’s environmental remediation obligations with respect to the Eastern Ohio incident; new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and a cybersecurity incident or other disruption to our technology infrastructure.
This list of important factors is not intended to be exhaustive. These and other important factors, including those discussed under “Risk Factors” in Norfolk Southern’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 9, 2026 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000702165/000162828026006268/nsc-20251231.htm) and Norfolk Southern’s subsequent filings with the SEC, the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 6, 2026 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/100885/000010088526000037/unp-20251231.htm) and the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. References to the Company’s and Norfolk Southern’s website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company and Norfolk Southern disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages, for the periods ended March 31,	2026	2025	%
Operating revenues
Freight revenues	$5,893	$5,691	4%
Other revenues	324	336	(4)
Total operating revenues	6,217	6,027	3
Operating expenses
Compensation and benefits	1,227	1,212	1
Purchased services and materials	673	631	7
Fuel	643	603	7
Depreciation	633	610	4
Equipment and other rents	219	241	(9)
Other	364	359	1
Total operating expenses	3,759	3,656	3
Operating income	2,458	2,371	4
Other income, net	91	78	17
Interest expense	(320)	(322)	(1)
Income before income taxes	2,229	2,127	5
Income tax expense	(528)	(501)	5
Net income	$1,701	$1,626	5%

Share and per share
Earnings per share - basic	$2.87	$2.71	6%
Earnings per share - diluted	$2.87	$2.70	6
Weighted average number of shares - basic	593.0	601.0	(1)
Weighted average number of shares - diluted	593.6	601.9	(1)
Dividends declared per share	$1.38	$1.34	3

Operating ratio	60.5%	60.7%	(0.2)	pts
Effective tax rate	23.7%	23.6%	0.1	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenues Statistics (unaudited)

For the periods ended March 31,	2026	2025	%
Freight revenues (millions)
Grain & grain products	$1,057	$950	11%
Fertilizer	236	210	12
Food & refrigerated	247	260	(5)
Coal & renewables	486	416	17
Bulk	2,026	1,836	10
Industrial chemicals & plastics	655	607	8
Metals & minerals	555	521	7
Forest products	318	321	(1)
Energy & specialized markets	663	633	5
Industrial	2,191	2,082	5
Automotive	560	581	(4)
Intermodal	1,116	1,192	(6)
Premium	1,676	1,773	(5)
Total	$5,893	$5,691	4%
Revenue carloads (thousands)
Grain & grain products	243	214	14%
Fertilizer	52	49	6
Food & refrigerated	39	43	(9)
Coal & renewables	214	185	16
Bulk	548	491	12
Industrial chemicals & plastics	181	169	7
Metals & minerals	183	174	5
Forest products	49	51	(4)
Energy & specialized markets	147	143	3
Industrial	560	537	4
Automotive	183	195	(6)
Intermodal [a]	792	874	(9)
Premium	975	1,069	(9)
Total	2,083	2,097	(1)%
Average revenue per car
Grain & grain products	$4,345	$4,434	(2)%
Fertilizer	4,564	4,339	5
Food & refrigerated	6,414	6,058	6
Coal & renewables	2,270	2,250	1
Bulk	3,700	3,744	(1)
Industrial chemicals & plastics	3,620	3,601	1
Metals & minerals	3,028	2,986	1
Forest products	6,505	6,264	4
Energy & specialized markets	4,505	4,433	2
Industrial	3,911	3,877	1
Automotive	3,058	2,971	3
Intermodal [a]	1,408	1,364	3
Premium	1,718	1,658	4
Average	$2,829	$2,714	4%
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Financial Position (unaudited)

Millions	Mar. 31, 2026	Dec. 31, 2025
Assets
Cash and cash equivalents	$735	$1,266
Other current assets	3,480	3,289
Investments	2,954	2,885
Properties, net	59,955	59,645
Operating lease assets	907	1,036
Other assets	1,613	1,577
Total assets	$69,644	$69,698

Liabilities and common shareholders' equity
Debt due within one year	$867	$1,520
Other current liabilities	3,735	3,494
Debt due after one year	29,784	30,294
Operating lease liabilities	619	738
Deferred income taxes	13,475	13,421
Other long-term liabilities	1,746	1,764
Total liabilities	50,226	51,231
Total common shareholders' equity	19,418	18,467
Total liabilities and common shareholders' equity	$69,644	$69,698

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows (unaudited)

Millions, for the periods ended March 31,	2026	2025
Operating activities
Net income	$1,701	$1,626
Depreciation	633	610
Deferred and other income taxes	54	(7)
Other - net	52	(19)
Cash provided by operating activities	2,440	2,210
Investing activities
Capital investments*	(937)	(906)
Other - net	(51)	(32)
Cash used in investing activities	(988)	(938)
Financing activities
Debt repaid	(1,172)	(370)
Dividends paid	(821)	(804)
Debt issued	-	1,996
Share repurchase programs	-	(1,420)
Accelerated share repurchase programs pending final settlement	-	(300)
Other - net	12	20
Cash used in financing activities	(1,981)	(878)
Net change in cash, cash equivalents, and restricted cash	(529)	394
Cash, cash equivalents, and restricted cash at beginning of year	1,280	1,028
Cash, cash equivalents, and restricted cash at end of period	$751	$1,422
Free cash flow**
Cash provided by operating activities	$2,440	$2,210
Cash used in investing activities	(988)	(938)
Dividends paid	(821)	(804)
Free cash flow	$631	$468
*Capital investments include locomotive and freight car early lease buyouts of $176 million in 2026 and $127 million in 2025.
**Free cash flow is defined as cash provided by operating activities less cash used in investing activities and dividends paid. Free cash flow is considered a non-GAAP financial measure by SEC Regulation G and Item 10(e) of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe free cash flow is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing. Free cash flow should be considered in addition to, rather than as a substitute for, cash provided by operating activities.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Operating and Performance Statistics (unaudited)

For the periods ended March 31,	2026	2025	%
Operating/performance statistics
Freight car velocity (daily miles per car)	235	215	9%
Average train speed (miles per hour)*	25.5	23.7	8
Average terminal dwell time (hours)*	19.7	22.1	(11)
Locomotive productivity (GTMs per horsepower day)	144	136	6
Gross ton-miles (GTMs) (millions)	220,582	212,792	4
Train length (feet)	9,746	9,490	3
Intermodal service performance index (%)	98	94	4	pts
Manifest service performance index (%)	98	93	5	pts
Workforce productivity (car miles per employee)	1,163	1,091	7
Total employees (average)	28,647	30,146	(5)

Locomotive fuel statistics
Average fuel price per gallon consumed	$2.69	$2.51	7%
Fuel consumed in gallons (millions)	235	236	-
Fuel consumption rate**	1.064	1.107	(4)

Revenue ton-miles (millions)
Grain & grain products	24,094	21,144	14%
Fertilizer	3,795	3,431	11
Food & refrigerated	4,328	4,540	(5)
Coal & renewables	25,644	20,214	27
Bulk	57,861	49,329	17
Industrial chemicals & plastics	8,104	7,737	5
Metals & minerals	8,553	8,098	6
Forest products	5,014	5,269	(5)
Energy & specialized markets	9,979	9,719	3
Industrial	31,650	30,823	3
Automotive	4,152	4,444	(7)
Intermodal	17,835	19,415	(8)
Premium	21,987	23,859	(8)
Total	111,498	104,011	7%
*Surface Transportation Board (STB) reported performance measures.
**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Financial Performance*
Millions, except per share amounts and percentages, for the three months ended March 31, 2026	Reported results (GAAP)	Acquisition-related expense	Adjusted results (non-GAAP)
Operating expenses	$3,759	$(36)	$3,723
Operating income	2,458	36	2,494
Income tax expense [a]	(528)	-	(528)
Net income	1,701	36	1,737
Earnings per share - diluted	2.87	0.06	2.93
Operating ratio	60.5%	(0.6)%	59.9%
[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above table reconcile our results for the three months ended March 31, 2026, to adjusted results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), and adjusted operating ratio, as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above table are considered non-GAAP by SEC Regulation G and Item 10(e) of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, net income, diluted EPS, and operating ratio as indicators of operating performance.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Debt / net income
Millions, except ratios for the trailing twelve months ended [1]	Mar. 31, 2026	Dec. 31, 2025
Debt	$30,651	$31,814
Net income	7,213	7,138
Debt / net income	4.2	4.5

Adjusted debt / adjusted EBITDA
Millions, except ratios for the trailing twelve months ended [1]	Mar. 31, 2026	Dec. 31, 2025
Net income	$7,213	$7,138
Add:
Income tax expense	2,055	2,028
Depreciation	2,488	2,465
Interest expense	1,307	1,309
EBITDA	$13,063	$12,940
Adjustments:
Other income, net	(642)	(629)
Interest on operating lease liabilities [2]	35	40
Adjusted EBITDA (a)	$12,456	$12,351
Debt	$30,651	$31,814
Operating lease liabilities	854	1,008
Adjusted debt (b)	$31,505	$32,822
Adjusted debt / adjusted EBITDA (b/a)	2.5	2.7
[1]The trailing twelve months income statement information ended March 31, 2026, is recalculated by taking the twelve months ended December 31, 2025, subtracting the three months ended March 31, 2025, and adding the three months ended March 31, 2026.
[2]Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.
*Adjusted debt (total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB (other post-retirement benefit) obligations) to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and adjustments for other income and interest on present value of operating leases) is considered a non-GAAP financial measure by SEC Regulation G and Item 10(e) of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to adjusted EBITDA should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is debt to net income ratio. The tables above provide reconciliations from net income to adjusted EBITDA, debt to adjusted debt, and debt to net income to adjusted debt to adjusted EBITDA. At March 31, 2026, and December 31, 2025, the incremental borrowing rate on operating leases was 4.1% and 4.0%, respectively. Pension and OPEB were funded at March 31, 2026, and December 31, 2025.